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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                _______________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                              MERRILL LYNCH & CO., INC.
                              --------------------------
                (Exact name of registrant as specified in its charter)


       DELAWARE                                    13-2740599
    --------------                               -------------
(State of incorporation or organization)        (I.R.S. Employer
                                                Identification No.)


            World Financial Center
            North Tower
            250 Vesey Street
            NEW YORK, NEW YORK                      10281
         --------------------------
(Address of principal executive offices)          (Zip Code)

If this form relates to the       If this form relates to the
registration of a class of        registration of a class of
securities pursuant to            securities pursuant to
Section 12(b) of the Exchange     Section 12(g) of the Exchange
Act and is effective pursuant     Act and is effective pursuant
to General Instruction A.(c),     to General Instruction A.(d),
please check the following        please check the following
box.  /X/                         box.  / /

Securities Act registration statement file number to which this form relates:
   333-28537
---------------

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
-------------------                    ------------------------------

Russell 2000 Index Market Index   American Stock Exchange
Target-Term Securities-SM- due
September __, 2004




Securities to be registered pursuant to Section 12(g) of the Act:

                                NONE
-------------------------------------------------------------------
                          (Title of class)


SM "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

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Item 1.  DESCRIPTION OF REGISTRANT'S NOTES TO BE REGISTERED.

         The description of the general terms and provisions of the Russell
2000 Index Market Index Target-Term Securities SM ("MITTS-Registered Trademark-") due September __, 2004 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated August 11, 1997, and the Prospectus dated July 7, 1997, attached hereto as Exhibit 99
(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-28537 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  EXHIBITS.

    99 (A) Preliminary Prospectus Supplement dated August 11, 1997, and Prospectus dated July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

    99 (B)    Form of Note.

    99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

         Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             MERRILL LYNCH & CO., INC.


                                  By:   /s/ Gregory T. Russo
                                      ----------------------------
                                            Gregory T. Russo
                                               Secretary

Date:   September 18, 1997

-------------------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549










                              MERRILL LYNCH & CO., INC.








                                       EXHIBITS
                                          TO
                          FORM 8-A DATED SEPTEMBER 18, 1997




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                                  INDEX TO EXHIBITS


EXHIBIT NO.                                                          PAGE NO.

99 (A)   Preliminary Prospectus Supplement dated
         August 11, 1997, and Prospectus dated
         July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)   Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*







-----------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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